Exhibit 99.4

PRESS RELEASE

RICHARD BUCKNALL AND PETER O’FLINN WILL NOT STAND
FOR RE-ELECTION AS DIRECTORS OF ASPEN INSURANCE HOLDINGS LIMITED

HAMILTON, Bermuda – February 4, 2016 – Aspen Insurance Holdings Limited (“Aspen” or “the Company”) (NYSE:AHL) announced today that Richard Bucknall and Peter O’Flinn will not stand for re-election to the Company’s Board of Directors when their current terms expire at the next Annual General Meeting scheduled to take place on April 21, 2016. As a result, Messrs. Bucknall and O’Flinn will no longer serve as Class III Directors of the Company as at April 21, 2016 and the size of the Company’s Board of Directors will be reduced to 11.

Mr. Bucknall has been a Director of the Company since July 25, 2007 and is a member of the Audit Committee, the Corporate Governance and Nominating Committee and the Risk Committee. Mr. O’Flinn has been a Director of the Company since April 29, 2009 and is a member of the Audit Committee and the Chair of the Corporate Governance and Nominating Committee.

Glyn Jones, Chairman of the Board of Directors, said: “On behalf of the Board of Directors, I would like to thank Richard and Peter for their contributions to Aspen during their tenure. Both the Board and executive management have benefitted greatly from their excellent insights and robust and constructive inputs.”

- ENDS -

About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through its subsidiaries and offices in Australia, Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United Kingdom and the United States. For the year ended December 31, 2014, Aspen reported $10.7 billion in total assets, $4.8 billion in gross reserves, $3.4 billion in total shareholders’ equity and $2.9 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” (“Strong”) by Standard

& Poor’s Financial Services, an “A” (“Excellent”) by A.M. Best Company Inc. and an “A2” (“Good”) by Moody’s Investor Service, Inc.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995
This press release contains "forward-looking" statements regarding future results and events, including, without limitation, statements regarding Aspen’s Board of Directors. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this press release, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission on February 23, 2015. Aspen undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Please visit www.aspen.co or contact:

Investors
Mark Jones, Senior Vice President, Investor Relations, Aspen
mark.p.jones@aspen.co
+1 (646) 289 4945
Media
Karen Green, Office of the CEO, Aspen
Karen.Green@aspen.co
+44 20 7184 8110

Or

International – Citigate Dewe Rogerson            North America – Abernathy MacGregor
Caroline Merrell or Jos Bieneman            Carina Davidson or Erin Smith
caroline.merrell@citigatedr.co.uk             ccd@abmac.com
jos.bieneman@citigatedr.co.uk                 eks@abmac.com
+44 20 7638 9571                    +1 (212) 371 5999

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